FOR IMMEDIATE RELEASE
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CONTACT: PRICE SLOAN
                  (816) 960-6308

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                       J. C. NICHOLS COMPANY ESOP RECEIVES
                           DECEMBER 31, 1997 VALUATION

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KANSAS  CITY,  MO - JUNE 16,  1998 - J. C.  NICHOLS  SAID  TODAY  THAT  COLUMBIA
FINANCIAL ADVISORS, INC. HAS COMPLETED ITS INDEPENDENT APPRAISAL OF THE COMPANY FOR EMPLOYEE STOCK OWNERSHIP PLAN ADMINISTRATION PURPOSES. COLUMBIA FINANCIAL'S APPRAISAL VALUES THE COMPANY AT $65 PER SHARE, AS OF DECEMBER 31, 1997. THE APPRAISAL TOOK INTO ACCOUNT MARKET VALUATIONS OF SIMILAR PUBLICLY TRADED COMPANIES, CURRENT MARKET CONDITIONS AS OF THE EFFECTIVE DATE OF THE APPRAISAL, THE HIGHWOODS OFFER AND OTHER FACTORS RELATING TO THE COMPANY'S CURRENT AND EXPECTED FINANCIAL AND OPERATING CONDITION.

THE  COMPANY   NOTED  THAT  THE   APPRAISAL  IS  CONDUCTED   ANNUALLY  FOR  PLAN
ADMINISTRATION PURPOSES ONLY, AND HAS NO IMPACT ON THE COMPANY'S MERGER AGREEMENT WITH HIGHWOODS.